HANG FUNG GOLD TECHNOLOGY LIMITED
                (Incorporated in Bermuda with limited liability)

                          INTERIM RESULTS ANNOUNCEMENT
                   FOR THE SIX MONTHS ENDED 30 SEPTEMBER 2001

RESULTS

The board of directors of Hang Fung Gold Technology Limited (the "Company") is pleased to announce the unaudited consolidated results of the Company and its subsidiaries (the "Group") for the three months and six months ended 30 September 2001 are as follows:

CONSOLIDATED INCOME STATEMENTS

                                            Six months ended              Three months ended
                                             30 September                   30 September
                             Note        2001            2000          2001              2000
                                        HK$'000        HK$'000       HK$'000           HK$'000
                                       ---------      ---------     ---------         ---------

                                              (Unaudited)                    (Unaudited)
Turnover                     2         618,153         430,677       290,536           218,689
Cost of sales                         (526,990)       (347,037)     (247,398)         (162,191)
                                      ---------      -----------   -----------       ----------

Gross profit                            91,163          83,640        43,138            56,498
Selling and distribution
 expenses                              (11,649)         (7,567)       (6,264)           (4,237)
General and
   administrative
   expenses                            (36,427)        (31,904)      (16,829)          (30,903)
                                      ----------     -----------   -----------       -----------

Profit from operations       3          43,087          44,169        20,045            21,358
Interest income                          4,625           3,943         2,361             2,070
Interest expense                       (17,276)        (11,543)      (10,751)           (6,823)
Share of loss of
   associates and
   provision for
   doubtful receivables
   from an associate                    (5,631)           (739)       (2,745)             (739)
                                       ---------     -----------   -----------       -----------

Profits before taxation                 24,805          35,830         8,910            15,866
Taxation                     4          (2,400)         (3,000)         (200)           (1,403)
                                       ---------     -----------   -----------       -----------

Profit attributable
   to shareholders                       22,405          32,830         8,710            14,463
                                       =========     ===========   ===========       ===========

Dividend - interim                            -               -             -                 -
                                       =========     ===========   ===========       ===========

Earnings per share           5
   - Basic                          0.420 cents     0.912 cents
                                    ============    ============

   - Diluted                        0.417 cents     0.895 cents
                                    ============    ============



Notes:

1.   Basis of preparation

       The interim financial report for the period ended 30 September 2001 is unaudited and has been prepared in accordance with the requirements of the Main Board Listing Rules of The Stock Exchange of Hong Kong Limited, including compliance with Statement of Standard Accounting Practice 25
       "Interim Financial Reporting" issued by the Hong Kong Society of Accountants.

       The principal accounting policies and methods of computation used in the preparation of the interim financial report are consistent with those in annual accounts for the year ended 31 March 2001.

2.   Segment information

                                                               Contribution to
                                              Turnover  profit from operations
                                      Six months ended        Six months ended
                                          30 September            30 September
                                                  2001                    2001
                                               HK$'000                 HK$'000

    By major product category
       Gold products                           458,289                  17,246
       Other precious metal products            50,510                   8,531
       Jewellery products                      107,180                  16,638
       Others                                    1,762                     274
       Rental income                               412                     398
                                            -----------              ----------
                                               618,153                  43,087
                                            ===========              ==========

    By geographical location*
       Mainland China and Hong Kong            403,550
       South East Asia                          98,875
       Europe                                   39,067
       The United States of America             46,392
       Others                                   30,269
                                            -----------

                                               618,153

       * Turnover by geographical location is determined on the basis of the destination of delivery of products.

3.       Profit from operations

       Profit from operations is arrived at after charging:

                                                            Six months ended
                                                              30 September
                                                           2001          2000
                                                        HK$'000       HK$'000

       Depreciation of fixed assets                      47,434        35,335
                                                         =======      ========

4.       Taxation

       Taxation in the consolidated income statements represents:

                                                            Six months ended
                                                              30 September
                                                           2001          2000
                                                          HK$'000       HK$'000

                             Hong Kong taxation           2,400          3,000
                                                         =======        =======

     Hong Kong profits tax was provided at the rate of 16% (2000: 16%) on the estimated assessable profit arising in or derived from Hong Kong. Certain of the Group's operations are conducted outside Hong Kong. Accordingly, the Group is entitled to a 50:50 offshore claim in reporting its Hong Kong profits tax.

     There was no significant unprovided deferred taxation as at 30th September 2001.

5.   Earnings per share

(a)  Basic earnings per share

     The calculation of basic earnings per share is based on the profit attributable to shareholders of HK$22,405,000 (2000: HK$32,830,000) and 5,332,000,000 shares (2000: 3,599,989,071 shares) in issue during the period.

(b)  Diluted earnings per share

     The calculation of basic earnings per share is based on the profit attributable to shareholders of HK$22,405,000 (2000: HK$32,830,000) and the weighted average number of 5,369,392,687 shares (2000: 3,666,352,056 shares) in issue during the period after adjusting for the effects of all dilutive potential ordinary shares.

6.   Comparative figures

     Certain comparative figures have been reclassified to conform to the current period presentation.

INTERIM DIVIDEND

The Directors do no recommend any interim dividend in respect of the six months ended 30 September, 2001 (2000: Nil).

MANAGEMENT DISCUSSION AND ANALYSIS

Business Review

Results

For the six months ended 30 September 2001, turnover for the Group increased by 43.5% to HK$618.2 million (2000: HK$430.7 million). Profit from operations amounted to HK$43.1 million (2000: HK$44.2) while profit attributable to shareholders was HK$22.4 million (2000: HK$32.8 million). Basic earnings per share was HK0.420 cents (2000: HK0.912 cents).

Operations Review

Despite the substantial increase in turnover for the period under review the profit from operations fell by 2.4% compared to same period last year. The decrease was mainly due to (1) change of product mix of increase in proportion of sales of gold products of relatively lower gross profit margin; (2) increase in selling and administrative expenses; (3) adoption of more competitive pricing strategy to cope with increasing competition and to increase market share. Compared to same period last year, the gross profit margin decreased from 19.4% to 14.7%, while the selling and administrative expenses increased by 21.8% from HK$39.5 million to HK$48.1 million. The increase in selling and administrative expenses was mainly due to increase in size of operation and business in general, expansion of distribution network and the establishment of the "3D-Gold Tourism Exhibition Hall".

Compared to corresponding period last year, the profit attributable to shareholders decreased by HK$10.4 million to HK$22.4 million. This was mainly due to respective increase in (1) the share of losses of associates and provision for doubtful receivables from an associate by HK$4.9 million; and (2) interest expenses by HK$5.7 million for the period. Increase in inventories and fixed assets for expanding distribution network and the "3-D Gold Tourism Exhibition Hall" for the period under review caused a corresponding increase of bank borrowing and interest expenses when compared to same period last year.

Markets

Mainland China and Hong Kong remains as the Group's largest market. For the period under review, the Mainland China and Hong Kong market accounted for 65% of the Group's total turnover and generated HK$403.6 million in sales. Compared with same period last year, sales in Mainland China and Hong Kong market grew by 61.8% for the period under review. The upsurge in total sales of Mainland China and Hong Kong was mainly due to:

(1) enhanced popularity of the Group's products and more extensive market recognition of the Group's brands in Mainland China and Hong Kong;

(2)  expansion of distribution network for retail business by -

(a) increasing the number of "3-D Gold" and "La Milky Way" chain stores in Mainland China;

(b) establishment of sales operations in large department stores and shopping malls in Hong Kong for selling products under the registered brand name "3-D Gold" and "La Milky Way";

(3) substantial increase of tourists visiting the Group's "3-D Gold Tourism Exhibition Hall" opened in Hong Kong since January 2001; and

(4) the growing demand for luxurious brand name gold and jewellery products in Mainland China, which was resulted from the country's steady economic growth.

For the six months ended 30 September 2001, sales contribution from Southeast Asia and other markets (including the United States of America and Europe) accounted for 16% and 19% of the Group's total turnover respectively. Sales to Southeast Asia increased by 66% while sales to other markets (including the United States of American and Europe) decreased by 5% compared to same period last year.

Products
                                Contribution to sales          Percentage change
                             Six months ended 30 September    for 2001/2002 over
                                2001                 2000           2000/2001
                               ------               ------         -----------
                    HK$ million      %      HK$ million       %            %

Gold products             458     74 %              228    53 %       +101 %
Other precious metal
     products              51      8 %              101    23 %        -50 %
Jewellery products        107     17 %              101    23 %         +6 %
Others                      2      1 %                1     1 %          - %
Total                     618    100 %              431   100 %        +43 %

During the period under review, gold products, which remained as the Group's core product, accounted for 74% of the Group's total turnover. Sales of gold products substantial increase over the same period last year due to the tremendous demand of Mainland China resulting from its strong economic situation and rising living standards.

Awards and technological achievements

The Group devotes considerable efforts in developing advanced production technology, and is renowned for its innovative product designs. The Group's technological achievements and products designs receive much acclaim from industry players and have won numerous awards and prizes in both international and local competitions in the past years.

In the current financial period, the "Gold and Jewellery Environmental Friendly Washroom" in the Group's 3-D Gold Tourism Exhibition Hall has been admitted by Guinness World Records as "Keeper of the Guinness World Records - The Most Expensive Bathroom" and "Keeper of the Guinness World Records - the Most Expensive Toilet". The year 2001 is the second year the Group being awarded the HKPC Certificate of Merit in Productivity by Hong Kong Productivity Council.

In addition to the above achievements, the Group won the following awards:

o    HKMA/TVB Award for Marketing Excellence 2001 Citation for Innovation

o 2001 Grand Competition of Taiwan & Hong Kong Jade Jewelry Design HKJJA Chairman's Award Fine Design Award (5 Awards) and Honorary Mention

o The 4th Buyer's Favorite Diamond Jewelry Design Competition 2001 Necklace - Gold prize, Bracelet - Award of Merit, Ring - Award of Merit

Future Prospects

To cope with the development goal formulated for the year 2001/2002, the Group will continue to promote its brands, expand its retail business in Mainland China and Hong Kong and explore potential market aggressively.

With extensive experience of producing corporate giftware in cooperation with various major institutions in the past, and the unparallel business opportunities as generated from Beijing being become the hosting city of 2008 Olympics and the entry of People Republic of China into the World Trade Organization, the Group is optimistic for further promotion of its brands and business. To enhance its brands will enable the Group to improve its markets competitiveness, enlarge its revenue base and safeguard growth of its business and profit in the future. As the "3D-Gold Tourism Exhibition Hall" has evolved to become a new tourist spot in Hong Kong, and as the Hong Kong Special Administrative Region government continues to promote tourism in Hong Kong and increase the quota imposed to the Mainland China visitors, the Group is confident that its local retail business will continue to grow. Moreover, the Group will capture the market rhythm and adopt flexible market strategy and prudent investment policy, so as to establish "3D-Gold" and "La Milky Way" chain stores in the Mainland China and Hong Kong and expand the distribution network. The Group expects such move will further increase the revenue source of the retail business in both Mainland China and Hong Kong.
In order to ensure the uniqueness in design and the excellent quality of its product, the Group will continue to invest in technological research and development, and develop new production technology and more cost efficient production model.

Financial position

As at 30 September 2001, the Group maintained a current ratio of 1.41 (31 March 2001: 1:42) while its total debt to equity ratio was 1.06 (31 March 2001: 1.05). The latter was calculated by dividing the total liabilities of HK$558.1 million (31 March 2001: HK$530 million) by the total shareholders' equity of HK$529 million (31 March 2001: HK$506.6 million).

The Group's bank borrowing as at 30 September 2001 amounted to HK$419.1 million (31 March 2001: HK$391.1 million), while undrawn banking facilities amounted to HK$46.4 million (31 March 2001: HK$38.1 million). With its internally generated cash flows, unutilized banking facilities and other financial resources, the Group has confidence in meeting the funding needs of its business activities and development projects.

PURCHASE, SALE OR REDEMPTION OF THE COMPANY'S LISTED SECURITIES

Neither the Company nor any of its subsidiaries purchased, sold or redeemed any of the Company's listed securities during the six months ended 30 September 2001.

AUDIT COMMITTEE

The Audit Committee has reviewed with management the accounting principles and practices adopted by the Group and discussed auditing, internal control and financial reporting matters including the review of the Group's unaudited interim results for the six months ended 30 September 2001.

CODE OF BEST PRACTICE

In the opinion of the Directors, the Company has complied with the Code of Best Practice as set out in Appendix 14 to the Rules of Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited throughout the six months ended 30 September 2001, except that the independent non-executive directors of the Company are not appointed for specific terms but are subject to retirement by rotation and re-election at annual general meeting in accordance with the Company's By-Laws.

PUBLICATION OF INTERIM RESULT ON THE STOCK EXCHANGE'S WEBSITE

A detailed interim results announcement containing all the information required by paragraphs 46(1) to 46(6) of Appendix 16 of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited will be published on the website of The Stock Exchange of Hong Kong Limited in due course.

                                               By Order of the Board
                                                   Lam Sai Wing
                                                     Chairman

Hong Kong, 6 December 2001